Exhibit 99.1

Dun & Bradstreet Announces
Senior Secured and Senior Unsecured Notes Offerings
by Star Merger Sub, Inc.

SHORT HILLS, N.J.—(BUSINESS WIRE)—Jan. 24, 2019—Dun & Bradstreet (NYSE:DNB) (the “Company”) today announced that Star Merger Sub, Inc. (“Merger Sub”), an affiliate of CC Capital Partners LLC, Bilcar, LLC, Cannae Holdings, Inc. and funds affiliated with Thomas H. Lee Partners, L.P. (collectively, the “Investor Group”), formed in connection with the previously announced proposed acquisition of the Company by the Investor Group pursuant to the Agreement and Plan of Merger, dated August 8, 2018 (the “Merger Agreement”), by and among the Company, Star Parent, L.P. and Merger Sub (the “Merger”), intends to offer (i) $500 million in aggregate principal amount of its Senior Secured Notes due 2026 (the “Secured Notes”) and (ii) $850 million in aggregate principal amount of its Senior Notes due 2027 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”), subject to market and other conditions.

Merger Sub intends to use the net proceeds from the Notes offerings, together with borrowings under new senior secured credit facilities and cash equity contributions, to (i) finance the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (ii) repay in full all outstanding indebtedness under the Company’s existing credit facilities, (iii) fund the redemption of all the Company’s existing senior notes and (iv) pay related fees, costs, premiums and expenses in connection with these transactions.

Upon consummation of the Merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. The Notes will be guaranteed, in the case of the Secured Notes, on a senior secured basis, and, in the case of the Unsecured Notes, on a senior unsecured basis, in each case, by each of the Company’s existing and future wholly-owned U.S. restricted subsidiaries that will guarantee the Company’s new senior secured credit facilities. The Secured Notes and related guarantees will be secured on a first-priority basis by liens on all assets of the Company and the guarantors that secure the new senior secured credit facilities.

The Notes and the related guarantees are being offered to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and related guarantees have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws. Accordingly, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Dun & Bradstreet:

Dun & Bradstreet, the global leader in commercial data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “will” and other similar words or expressions. Statements regarding the Notes offerings, the use of proceeds and the Merger contain forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the ability to complete the offerings, the related financings and the Merger in a timely manner or at all (which may adversely affect the Company’s business).

Additional information concerning these and other important risks and uncertainties can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission.

The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Dun & Bradstreet
Media

Heather Herndon, (310) 733-7095
HerndonH@DNB.com

or

Investors/Analysts

Kathy Guinnessey
(973) 921-5892
kathy.guinnessey@dnb.com